Exhibit 99.1

Collectors Universe Reports Operating Results for Q3, 2020 and Declares Quarterly Dividend of $0.175 per common share

Results impacted by COVID-19

NEWPORT BEACH, CA – May 6, 2020 ― Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced financial results for its third quarter of fiscal year 2020.

The Company’s worldwide operating results for the third quarter and its financial condition as of March 31, 2020, were negatively impacted by COVID-19, in what is typically our strongest quarter of the year. Despite the COVID-19 related closures, we continued to pay and did not lay-off any of our employees in the quarter. At March 31, 2020, we continue to have a strong balance sheet that will enable us to ramp-up our operations.

Q3, 2020 vs Q3, 2019 and March 31, 2020 Financial Highlights:

●	Revenues down 4% to $18.7 million versus $19.5 million
●	Gross Profit Margin at 53% versus 60%
●	Operating Income at $2.6 million (14% of revenues) versus $4.8 million (24% of revenues)
●	Diluted EPS at $0.21 versus $0.40
●	Cash at $22.2 million as of March 31, 2020
●	Availability of $15.0 million under the Company’s increased line of credit as of March 31, 2020

Q3 and First Nine Months Review:

●	The $0.8 million decrease in net revenues in this year’s third quarter, included a $1.2 million, or 17%, increase in cards/autographs revenues, more than offset by a $1.8 million, or 16%, decrease in coin revenues. The cards/autographs revenues represented a third quarter record for that business, despite the disruption and closure of our U.S. operations in the second half of March 2020. The coin revenues decrease included a $1.2 million or 12% decline in U.S. coin revenues and a $0.4 million decrease in China revenues in the quarter.

●	The 11% increase in net revenues to a record $58.4 million in this year’s nine months as compared to $52.7 million in last year’s nine months, included a $5.2 million, or 28%, increase in cards/autographs revenues and a $0.9 million, or 3%, increase in coin revenues. The cards/autographs revenues represented record nine months revenues for that business. China coin revenues at $4.0 million in the nine months were up $1.1 million, or 41%, from last year’s nine months.

●	The gross profit margins at 53% and 56% in this year’s third quarter and nine months, as compared to 60% and 58% in last year’s third quarter and nine months, reflect the effect of COVID-19 but also, in the case of our cards/autographs, the buildup of capacity to reduce the continuing record backlog in that business.

●	Operating income in this year’s third quarter and nine months was $2.6 million and $10.6 million, as compared to $4.8 million and $9.8 million in last year’s third quarter and nine months and reflects the strong momentum that the Company was experiencing, before the outbreak of COVID-19.

Collectors Universe, Inc. Page 2 of 7

●	Net income in this year’s third quarter was $1.9 million, or $0.21 per diluted share, as compared to $3.6 million, or $0.40 per diluted share, in last year’s third quarter. For the nine months, net income was $8.2 million, or $0.90 per diluted share, as compared to $7.2 million, or $0.80 per diluted share, in last year’s nine months.

●	The Company’s cash position as of March 31, 2020 was $22.2 million, as compared to $19.2 million as of June 30, 2019. Net cash generated of $3.0 million in the nine months, despite the effects of COVID-19, included cash generated from operating activities of $10.3 million, partially offset by $4.7 million used to pay cash dividends to stockholders, $2.0 million used for capital expenditures and capitalized software costs and $0.6 million used to pay down the Company’s term loan.

Management Commentary:

Joseph J. Orlando, President and Chief Executive Officer, stated, “First and foremost, the Collectors Universe team hopes that you and your loved ones are safe and holding up through the current COVID-19 crisis. It has been a challenging time for everyone, but the health of the people that matter most to us takes priority, crisis or no crisis. We appreciate the effort that so many people have made to help all of us navigate this difficult situation.”

Orlando continued, “Turning to the business, like many other companies, Collectors Universe shut down our domestic operations for the final two to three weeks of Q3, which had a negative impact on our third quarter financial performance. Heading into the shutdown, our Company was well on its way to another all-time record quarterly revenue performance as our strong momentum created over the past year continued. That said, after the Governor of California issued a “shelter-in-place” order on March 19, 2020, the Company ceased authentication and grading operations at our headquarters.”

“As we noted in an April 15, 2020 press release, we resumed our coin, trading card and memorabilia authentication and grading operations on a limited basis, primarily to assist dealers of investment assets, consisting of coin and other high-value collectibles, and our other customers in selling those assets and enhancing their liquidity. As we have previously stated, we believe that our authentication and grading services add value to these investment assets by enhancing their marketability and, thereby, increasing liquidity to the dealers and collectors that buy and sell them.”

“Protecting the health and safety of our employees and our community remains our top priority. As a result, we resumed operations only after having implemented a number of health and safety measures, including changing the configuration of our operation and limiting the number of employees that may be onsite at any time in order to maintain social distancing, regularly sanitizing the work spaces at our offices and adopting other health and safety protocols.”

Outlook:

“While the limited operational capacity is helpful, Collectors Universe will be negatively impacted in Q4 as a result of the COVID-19 pandemic and its corresponding fallout. The situation continues to evolve, so our Q4, 2020 operating results will depend on a number of variables that are outside of our control, including the ultimate severity and the duration of the COVID-19 crisis. As we continue to work through this, our management team is focused on ramping-up the business and continuing down the path that we started before the COVID-19 crisis began. Our vision remains unchanged. The collectibles market has a track record of resiliency during difficult times, such as the 2008 financial crisis and the post-9/11 period. While this can certainly change at any time, currently, we see no decline in the demand for our services or waning interest in the markets we serve.”

“In a crisis like this where there is no perfect playbook to adhere to, it is important that Collectors Universe plans for a number of different scenarios, so our Company can adjust as new information becomes available. The situation is fluid, so we need to stay flexible. So far, we are pleased with our team’s ability to adapt so the business can continue its progress towards full functionality and capacity. Heading into this crisis, the great news for Collectors Universe and its stockholders is that the performance over the past year, the strength of our balance sheet and the robust submissions backlog at March 31, 2020, will enable our Company to weather the storm in this unprecedented time.”

Quarterly Cash Dividend:

The Board of Directors has declared the quarterly cash dividend of $0.175 per share of common stock for the fourth quarter of fiscal 2020. The cash dividend will be paid on May 29, 2020 to stockholders of record on May 15, 2020.

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Chairman of the Board Bruce Stevens stated, “Collectors Universe continues to have a strong balance sheet which has been achieved by operating in a prudent and cautious manner. Under normal operating conditions, as we have seen prior to the outbreak of COVID-19, the Company generated more than enough cash to reward our stockholders with a quarterly cash dividend. The management team is focused on getting us back to those levels. In the meantime, I want to impress on our stockholders, as we emerge from this period of uncertainty, that our fundamental business model and value proposition remains intact. The board of directors takes our commitments to our stockholders very seriously, as demonstrated by the decision to continue paying our quarterly dividend.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, May 6, 2020 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 334-777-6985 or 800-368-1029, using passcode 962976, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through May 20, 2020 by dialing 888-203-1112 or 719-457-0820 and entering access code 2887350#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coins, and cards and autographs businesses, which historically have generated more than 90% of our total consolidated revenues and a substantial portion of our operating income, which make our operating results more vulnerable to conditions that could adversely affect those businesses, such as stagnation of precious metals prices that could adversely affect our coin revenues; the risk that the recent outbreak of COVID-19, and the business closures and travel restrictions that have been imposed in response to that outbreak, will adversely affect our revenues and operating performance, and could cause us to incur operating losses and declines in cash flows, through at least the fourth fiscal quarter ending June 30, 2020, and possibly longer; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as the outbreak and spread of COVID-19 and adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas.

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Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we filed with the Securities and Exchange Commission on August 28, 2019 and today, respectively. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission (o the SEC), which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual or Quarterly Reports that we have filed with the SEC, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Orlando

President and Chief Executive Officer

949-567-1170

Email: jorlando@collectors.com

Joseph Wallace

Senior Vice President and Chief Financial Officer

949-567-1245

Email: jwallace@collectors.com

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net revenues	$18,723	$19,471	$58,389	$52,670
Cost of revenues	8,771	7,827	25,405	21,982
Gross profit	9,952	11,644	32,984	30,688
Operating expenses:
Selling and marketing expenses	2,471	2,509	7,592	7,803
General and administrative expenses	4,839	4,370	14,839	13,079
Total operating expenses	7,310	6,879	22,431	20,882
Operating income	2,642	4,765	10,553	9,806
Interest and other income (expense), net	38	(4)	112	(146)
Income before provision for income taxes	2,680	4,761	10,665	9,660
Provision for income taxes	753	1,202	2,511	2,489
Net income	$1,927	$3,559	$8,154	$7,171

Net income per basic share:
Basic	$0.21	$0.40	$0.91	$0.80
Diluted	$0.21	$0.40	$0.90	$0.80

Weighted average shares outstanding:
Basic	8,989	8,938	8,980	8,936
Diluted	9,073	8,966	9,065	8,958
Dividends declared per common share	$0.175	$0.175	$0.525	$0.525

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	March 31, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$22,211	$19,225
Accounts receivable, net of allowance of $99 and $72 at March 31, 2020 and June 30, 2019, respectively	1,998	2,408
Inventories, net	2,522	1,965
Prepaid expenses and other current assets	1,876	1,400
Total current assets	28,607	24,998

Property and equipment, net	6,958	7,259
Operating lease right-of-use assets	8,595	-
Goodwill	2,083	2,083
Intangible assets, net	2,438	2,329
Deferred income tax assets	561	561
Other assets	460	463
Total assets	$49,702	$37,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,327	$2,540
Accrued liabilities	1,743	1,873
Accrued compensation and benefits	3,579	4,095
Current portion of long-term debt	750	750
Operating lease liabilities, current	2,289	-
Income taxes payable	294	608
Deferred revenue	4,387	3,428
Total current liabilities	15,369	13,294

Long Term Debt	1,125	1,688
Operating lease liabilities, non-current	9,872	-
Deferred rent	-	3,764

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 9,270 and 9,153 issued and outstanding at March 31, 2020 and June 30, 2019, respectively.	9	9
Additional paid-in capital	88,292	87,343
Accumulated deficit	(64,965)	(68,405)
Total stockholders’ equity	23,336	18,947
Total liabilities and stockholders’ equity	$49,702	$37,693

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,154	$7,171
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization expense	2,242	2,132
Stock-based compensation expense	949	720
Non-cash lease expense	(198)	-
Provision for bad debts	26	5
Provision for inventory write-down	220	143
Provision for warranty	330	402
Loss on sale of property and equipment	-	6
Change in operating assets and liabilities:
Accounts receivable	384	51
Inventories	(777)	142
Prepaid expenses and other	(476)	339
Other assets	4	11
Accounts payable and accrued liabilities	(661)	(577)
Accrued compensation and benefits	(517)	(267)
Income taxes payable	(314)	883
Deferred revenue	959	492
Deferred rent	-	289
Net cash provided by operating activities of continuing operations	10,325	11,942
Net cash used in operating activities of discontinued businesses	-	(12)
Net cash provided by operating activities	10,325	11,930

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,086)	(749)
Capitalized software	(963)	(787)
Proceeds from sale of business	-	12
Proceeds from sale of property and equipment		18
Purchase of other patents and other intangibles	(1)	-
Net cash used in investing activities	(2,050)	(1,506)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan	(562)	(375)
Dividends paid to common stockholders	(4,727)	(4,914)
Net cash used in financing activities	(5,289)	(5,289)

Net increase in cash and cash equivalents	2,986	5,135
Cash and cash equivalents at beginning of period	19,225	10,581
Cash and cash equivalents at end of period	$22,211	$15,716

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$92	$119
Income taxes paid during the period	$2,823	$1,735

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